                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            HYPERION 1997 TERM TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                         HYPERION 1997 TERM TRUST, INC.
                  520 Madison Avenue - New York, New York 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                                                   July 28, 1995

To the Stockholders:

     The Annual Meeting of Stockholders of Hyperion 1997 Term Trust, Inc. (the "Trust") will be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022 on Tuesday, October 17, 1995, at 9:00 a.m., for the following purposes:

          1. To elect directors (Proposal 1).

          2. To ratify or reject the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1996 (Proposal 2).

          3. To transact any other business that may properly come before the meeting.

     The close of business on July 21, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,

                                             Patricia A. Sloan
                                             Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE TRUST WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE TRUST, AT STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE TRUST TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Trust involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

     3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

    REGISTRATION                                                          VALID SIGNATURE
    ------------                                                          ---------------
Corporate Accounts
     (1) ABC Corp..............................................    ABC Corp.
     (2) ABC Corp..............................................    John Doe, Treasurer
     (3) ABC Corp.
          c/o John Doe, Treasurer..............................    John Doe
     (4) ABC Corp. Profit Sharing Plan.........................    John Doe, Trustee

Trust Accounts
     (1) ABC Trust.............................................    John B. Doe, Trustee
     (2) Jane B. Doe, Trustee
          u/t/d 12/28/78.......................................    Jane B. Doe

Custodial or Estate Accounts
     (1) John B. Smith, Cust.
          f/b/o John B. Smith, Jr.
          UGMA.................................................    John B. Smith
     (2) John B. Smith.........................................    John B. Smith, Jr., Executor

                         HYPERION 1997 TERM TRUST, INC.
                 520 Madison Avenue - New York, New York 10022

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This proxy statement is furnished in connection with a solicitation by the Board of Directors of Hyperion 1997 Term Trust, Inc. (the "Trust") of proxies to be used at the Annual Meeting of Stockholders of the Trust to be held at The Drake Hotel, 440 Park Avenue at 56th Street, New York, New York 10022, at 9:00 a.m. on Tuesday, October 17, 1995 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about July 28, 1995. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Trust at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the election of directors, and FOR the ratification of the selection of Price Waterhouse LLP as the independent accountants of the Trust for the fiscal year ending May 31, 1996. The close of business on July 21, 1995 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to stockholders for a vote. Broker non-votes will not be counted for purposes of determining the presence of a quorum or determining whether a proposal has been approved. On the record date there were 60,555,227 shares outstanding.

     For a free copy of the Trust's annual report and/or most recent semi-annual report, please call 1-800-HYPERION or write to Hyperion Capital Management, Inc., 520 Madison Avenue, New York, N.Y. 10022.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Trust's Articles of Incorporation provide that the Trust's Board of Directors shall be divided into three classes: Class I, Class II and Class III. The terms of office of the classes elected shall expire at the Annual Meeting in the year indicated or thereafter in each case when their respective successors are elected and qualified: Class I, 1997; Class II, 1995; Class III, 1996. At each subsequent annual election, Directors chosen to succeed those whose terms are expiring will be identified as being of that same class and will be elected for a three-year term. The effect of these staggered terms is to limit the ability of other entities or persons to acquire control of the Trust by delaying the replacement of a majority of the Board of Directors.

     The terms of Kenneth C. Weiss, Lewis S. Ranieri and Patricia A. Sloan, the three members of Class II currently serving on the Board of Directors of the Trust, expire at this year's Annual Meeting. The persons named in the accompanying form of proxy intend to vote at the Annual Meeting (unless directed not to vote) for the re-election of Mr. Weiss, Mr. Ranieri and Ms. Sloan for a three-year term to expire at the Annual Meeting to be held in 1998 or at the termination of the Trust, whichever occurs first. Mr. Weiss, Mr. Ranieri and Ms. Sloan have indicated that they will serve if elected, but if any or all of them should be unable to serve, the proxy will be voted for any other person determined by the persons named in the proxy in accordance with their judgment.

     Only the terms of Mr. Weiss, Mr. Ranieri and Ms. Sloan will expire as of this year's Annual Meeting of Stockholders; consequently there are only three nominees for re-election to the Board of Directors at this time. Proxies cannot be voted for a greater number of persons than the three nominees currently proposed to serve on the Board of Directors.

     The following table provides information concerning each of the seven members of the Board of Directors of the Trust, including Mr. Weiss, Mr. Ranieri and Ms. Sloan as nominees to serve as Class II directors until the 1998 Annual Meeting of Stockholders or termination of the Trust:

                                                                                    SHARES OF
                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                    PRINCIPAL OCCUPATION                         OWNED, DIRECTLY
    NAME AND OFFICES              DURING PAST FIVE YEARS,          DIRECTOR     OR INDIRECTLY, ON
     WITH THE TRUST             OTHER DIRECTORSHIPS AND AGE          SINCE      MAY 31, 1995(**)
    ----------------            ---------------------------        --------     -----------------
CLASS II NOMINEES TO SERVE UNTIL 1998 ANNUAL MEETING OF STOCKHOLDERS OR TERMINATION OF THE TRUST:
Kenneth C. Weiss*........   President and Chief Executive           July 1992          5,291
  Director, Chairman  of      Officer of Hyperion Capital
     the Board of             Management, Inc. (February
     Directors                1992-Present). Chairman of the
                              Board, Director/Trustee and/or
                              officer of several investment com-
                              panies advised by Hyperion Capital
                              Management, Inc. (February 1992-
                              Present). Formerly Director of
                              First Boston Asset Management
                              (1988-February 1992). Director of
                              First Boston Corporation (until
                              1988). Age 43.
Lewis S. Ranieri*........   Chairman and Chief Executive Officer    July 1992          9,500
  Director                    of Ranieri & Co., Inc. (since 1988);
                              in addition, President of LSR
                              Hyperion Corp., a general partner
                              of the limited partnership that is
                              the general partner of Hyperion
                              Partners L.P. ("Hyperion
                              Partners") (since 1988). Director
                              and Chairman of the Board of Hype-
                              rion Capital Management, Inc.
                              (since 1989); Chairman of Bank
                              United of Texas FSB (since 1988)
                              and Hyperion Credit Services Corp.
                              (since 1992); Director and
                              President of Hyperion Funding 1993
                              Corp., the general partner of the
                              limited partnership that is the
                              general partner of Hyperion 1993
                              Fund L.P.; and, also Chairman and
                              President of various other direct
                              and indirect subsidiaries of
                              Hyperion Partners. Formerly Vice
                              Chairman of Salomon Brothers Inc
                              (until 1987). Age 48.

                                                                                    SHARES OF
                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                    PRINCIPAL OCCUPATION                         OWNED, DIRECTLY
    NAME AND OFFICES              DURING PAST FIVE YEARS,          DIRECTOR     OR INDIRECTLY, ON
     WITH THE TRUST             OTHER DIRECTORSHIPS AND AGE          SINCE      MAY 31, 1995(**)
    ----------------            ---------------------------        --------     -----------------
Patricia A. Sloan*.......   Managing Director of Ranieri & Co.,     July 1992            300
  Director, Secretary         Inc. (1988-Present). Secretary,
                              Director and/or Trustee of several
                              investment companies advised by
                              Hyperion Capital Management, Inc.
                              (1989-Present). Director of Bank
                              United of Texas FSB (1988-Present).
                              Formerly Director of the Financial
                              Institutions Group of Salomon Brothers
                              Inc (1972-1988). Age 51.

CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING OF STOCKHOLDERS:
Harry E. Petersen, Jr. ..   Director and/or Trustee of several      July 1992            200
  Director, Member of the     investment companies advised by Hy-
     Audit Committee          perion Capital Management, Inc.
                              (1992-Present). Director of
                              Lexington Corporate Properties,
                              Inc. (1993-Present). Consultant to
                              Advisers Capital Management, Inc.
                              (1992-Present). Consultant to
                              Ewing Capital, Inc.
                              (1993-Present). Formerly Con-
                              sultant on public and private
                              pension funds (1991-1993).
                              Formerly President of Lepercq
                              Realty Advisors (1988-1990). Age
                              70.
Leo M. Walsh, Jr.........   Director and/or Trustee of several      July 1992          1,000
  Director, Chairman of       investment companies advised by Hy-
     the Audit Committee      perion Capital Management, Inc.
                              (1989-Present). Financial
                              Consultant for Medco Containment
                              Services Inc. (1994-Present).
                              Financial Consultant for Synetic
                              Inc., a manufacturer of porous
                              plastic materials for health care
                              uses (1989-1994). Formerly
                              President, WW Acquisition Corp.
                              (1989-1990); Senior Executive Vice
                              President and Chief Operating
                              Officer of The Equitable Life
                              Assurance Society of the United
                              States ("The Equitable")
                              (1986-1988); Director of The
                              Equitable and Chairman of
                              Equitable Investment Corporation,
                              a holding company for The
                              Equitable's investment oriented
                              subsidiaries (1983-1988); Chairman
                              and Chief Executive Officer of
                              EQUICOR-Equitable HCA Corporation
                              (1987-1988). Age 62.

                                                                                    SHARES OF
                                                                                  COMMON STOCK
                                                                                  BENEFICIALLY
                                    PRINCIPAL OCCUPATION                         OWNED, DIRECTLY
    NAME AND OFFICES              DURING PAST FIVE YEARS,          DIRECTOR     OR INDIRECTLY, ON
     WITH THE TRUST             OTHER DIRECTORSHIPS AND AGE          SINCE      MAY 31, 1995(**)
    ----------------            ---------------------------        --------     -----------------
CLASS III DIRECTORS TO SERVE UNTIL 1996 ANNUAL MEETING OF STOCKHOLDERS:
Garth Marston............   Managing Director of M.E.               July 1992            -0-
  Director, Member of the     Associates, a financial consulting
     Audit Committee          group (1986-Present). Director
                              and/or Trustee of several
                              investment companies advised by
                              Hyperion Capital Management, Inc.
                              (1989-Present). Currently a member
                              of the Board of Managers of the
                              Sun Life Assurance Company of
                              Canada (U.S.) Formerly Director
                              and interim Chief Executive
                              Officer of Florida Federal Savings
                              (1986-1988); Chairman of the Board
                              and Chief Executive Officer of The
                              Provident Institution for Savings
                              (1979-1986); Special Assignment
                              regarding partially call protected
                              Mortgage-Backed Securities for
                              Salomon Brothers Inc (1987). Age
                              68.
Rodman L. Drake..........   President, R.L. Drake & Co. Inc.        July 1992            100
  Director, Member of the     (1993-Present). Director and/or
     Audit Committee          Trustee of several investment
                              companies advised by Hyperion
                              Capital Management, Inc.
                              (1989-Present). Consultant to
                              Rockefeller & Co. Inc.
                              (1990-Present). Co-Chairman of KMR
                              Power Corporation (1993-Present).
                              Chairman, Car Rental Systems do
                              Brasil S.A. (Hertz-Brazil)
                              (1994-Present). Formerly Managing
                              Director and Chief Executive
                              Officer of Cresap (1980-1990).
                              Trustee of Excelsior Funds.
                              Member, Investment Advisory Board,
                              Argentina Private Equity Fund Inc.
                              and Garantia L.P. (Brazil). Direc-
                              tor, Parsons Brinkerhoff, Inc. and
                              Latin American Growth Fund, Inc.
                              Age 52.

- ---------------

 * Interested person as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), because of affiliations with Hyperion Capital Management, Inc., the Trust's Investment Advisor. See information below in sections entitled "Interested Persons" and "Investment Advisor" for a complete description of these individuals' interests in the Advisor.

** The holdings of no nominee represented more than 1% of the outstanding shares of the Trust. Each nominee has sole voting and investment power with respect to the listed shares, except with respect to the 200 shares beneficially owned by Mr. Petersen, who shares voting power with his wife.

     OFFICERS OF THE TRUST. The officers of the Trust are chosen each year at the first meeting of the Board of Directors of the Trust following the Annual Meeting of Stockholders, to hold office until the meeting of the Board following the next Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors has elected five officers of the Trust. Except when dates of service are noted, all officers listed below served as such throughout the 1995 fiscal year. The following sets forth information concerning each officer of the Trust who served during all or part of the last fiscal year of the Trust:

                 NAME AND
           PRINCIPAL OCCUPATION                     OFFICE              AGE      OFFICER SINCE
           --------------------                     ------              ---      -------------
Kenneth C. Weiss..........................    Chairman                  43         July 1992
  President and Chief Executive Officer of
  Hyperion Capital Management, Inc.; see
  information under "ELECTION OF
  DIRECTORS."
Louis C. Lucido...........................    President                 46         July 1992
  Managing Director and Chief Operating       (October 1993-Pre-
  Officer of Hyperion Capital Management,     sent) Acting Trea-
  Inc. (February 1992-Present). Formerly      surer (July 1995-
  Senior Vice President and Director of       Present)
  Progressive Capital Management (June
  1991-February 1992). Formerly Senior
  Vice President and Manager at Donaldson,
  Lufkin and Jenrette (1988-January 1991).
  Formerly Vice President of Smith Barney,
  Harris Upham & Co. Incorporated
  (1987-May 1988). Formerly Vice President
  at Merrill Lynch, Pierce, Fenner & Smith
  (1981-1987).
Clifford E. Lai...........................    Senior Vice President     42        April 1993
  Managing Director and Chief Investment
  Officer of Hyperion Capital Management,
  Inc. (March 1993-Present). Managing
  Director and Chief Investment Strategist
  for Fixed Income, First Boston Asset
  Management (1989-1993). Vice President,
  Morgan Stanley & Co. (1987-1989).
L. David Ricci............................    Vice President            31      September 1994
  Vice President of Hyperion Capital
  Management, Inc. (1992-Present).
  Formerly Senior Securities Analyst of
  Teachers Insurance and Annuity
  Association (1988-1991).
Alan M. Mandel............................    Treasurer and Chief       37         July 1992
  Vice President of Hyperion Capital          Financial Officer                    (Resigned
  Management, Inc. (1991-1994). Formerly                                        December 1994)
  Vice President of Mitchell Hutchins
  Asset Management Inc. (1987-1991).
  Deloitte Haskins & Sells (1985-1987).

NAME AND
PRINCIPAL OCCUPATION                           OFFICE                   AGE      OFFICER SINCE
- --------------------                           ------                   ---      -------------
Paul Zavattoni............................    Treasurer                 32        March 1995
  Vice President of Hyperion Capital                                               (Resigned
  Management, Inc.; Assistant Treasurer                                           July 1995)
  (1992-1994) Treasurer (March 1995-July
  1995). Formerly Assistant Vice President
  of PaineWebber/Mitchell Hutchins Asset
  Management (1988-1992). Fund Supervisor
  with Smith Barney Harris Upham & Co.
  (1985-1988).
Patricia A. Sloan.........................    Secretary                 51         June 1992
  See information under "ELECTION OF DI-
  RECTORS."

     At May 31, 1995, directors and officers of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust. No person, to the knowledge of management, owned beneficially more than 5% of the Trust's outstanding shares at that date. The business address of the Trust and its officers and directors is 520 Madison Avenue, New York, New York 10022.

     INTERESTED PERSONS. Mr. Ranieri serves as Director and Chairman of the Board of the Advisor and Mr. Weiss serves as a Director, President and Chief Executive Officer of the Advisor. Ms. Sloan is a special limited partner of Hyperion Ventures, the sole general partner of Hyperion Partners L.P., of which the Advisor is a wholly-owned subsidiary. As a result of their service with the Advisor and certain affiliations with the Advisor as described below, the Trust considers Messrs. Ranieri and Weiss and Ms. Sloan to be "Interested Persons" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

     COMMITTEES AND BOARD OF DIRECTORS' MEETINGS. The Trust has a standing Audit Committee presently consisting of Messrs. Walsh, Drake, Petersen and Marston, all of whom are members of the Board of Directors and are currently non-interested persons of the Trust. The principal functions of the Trust's Audit Committee are to recommend to the Board the appointment of the Trust's accountants, to review with the accountants the scope and anticipated costs of their audit and to receive and consider a report from the accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. During the last fiscal year, the full Board of Directors met seven times. The Audit Committee met one time. Each director attended at least 75% of the aggregate meetings of the Board and of any Committee of which he was a member during the last fiscal year. The Trust has no nominating, compensation or similar committees.

     COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS. No remuneration was paid by the Trust to persons who were directors, officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof for their services as directors or officers of the Trust. Each director of the Trust, other than those who are officers or employees of Hyperion Capital Management, Inc. or any affiliate thereof, is entitled to receive a fee of $7,500 per year plus $1,000 for each Board of Directors' meeting attended by him. Members of the Audit Committee receive $750 for each Audit Committee meeting attended, other than meetings held on days when there is also a Directors' meeting.

                         DIRECTORS' COMPENSATION TABLE

                   FOR THE TWELVE MONTH PERIOD ENDED 5/31/95

                                                                                           TOTAL
                                                                                        DIRECTORS'
                                                                                       COMPENSATION
                                                                      DIRECTORS'      FROM THE TRUST
                                                                     COMPENSATION      AND THE FUND
                                                                    FROM THE TRUST        COMPLEX
                                                                    --------------    ---------------
Rodman Drake.....................................................      $ 11,625          $  65,500
Garth Marston....................................................        10,625             60,500
Harry E. Peterson, Jr............................................        11,625             71,125
Leo M. Walsh, Jr.................................................        11,625             65,500
                                                                    --------------    ---------------
                                                                       $ 45,500          $ 262,625
                                                                    ===========       ============

None of the Directors received any pension or retirement benefits from the Trust or the Fund Complex. The Fund Complex consists of eight investment companies (including the Trust) for which Hyperion Capital Management, Inc. acts as investment advisor.

REQUIRED VOTE

     Re-election of the listed nominees for director requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                    PROPOSAL 2: RATIFICATION OR REJECTION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Trust will consider, and it is expected that they will recommend, the selection of Price Waterhouse LLP as independent accountants of the Trust for the fiscal year ending May 31, 1996 at a meeting scheduled to be held on September 19, 1995. The appointment of accountants is approved annually by the Audit Committee of the Board of Directors and is subsequently submitted to the stockholders for ratification or rejection. The Trust has been advised by Price Waterhouse LLP, that at May 31, 1995, neither that firm nor any of its partners had any direct or material indirect financial interest in the Trust. A representative of Price Waterhouse LLP will be at the meeting to answer questions concerning the Trust's financial statements and will have an opportunity to make a statement if he chooses to do so.

REQUIRED VOTE

     Ratification of the selection of Price Waterhouse LLP as independent accountants of the Trust requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Trust present or represented by proxy at the Annual Meeting.

                             ADDITIONAL INFORMATION

INVESTMENT ADVISOR

     The Trust has engaged Hyperion Capital Management, Inc., the Advisor, to provide professional investment management for the Trust pursuant to an Advisory Agreement dated September 29, 1993. The Advisor is a Delaware corporation which was organized in February, 1989. The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is 520 Madison Avenue, New York, New York 10022.

     The Advisor is an indirect, wholly-owned subsidiary of Hyperion Partners L.P., a Delaware limited partnership ("Hyperion Partners"). The sole general partner of Hyperion Partners is Hyperion Ventures L.P., a Delaware limited partnership ("Hyperion Ventures"). Corporations owned principally by Lewis S. Ranieri, Salvatore A. Ranieri and Scott A. Shay are the general partners of Hyperion Ventures. Lewis S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is the Chairman of the Board of the Advisor and a Director of the Trust. Messrs. Salvatore Ranieri and Shay are Directors of the Advisor, but have no other positions with either the Advisor or the Trust. Messrs. Salvatore Ranieri and Shay are principally engaged in the management of the affairs of Hyperion Ventures and its affiliated entities. Since January 1990, Patricia A. Sloan, Secretary of the Trust, has been a special limited partner of Hyperion Ventures and since July 1993, she has been a limited partner of Hyperion Partners. Mr. Weiss, Chairman of the Board, Mr. Lucido, the President and Acting Treasurer of the Trust, and Mr. Lai, Senior Vice President of the Trust, are employees of the Advisor, and each may be entitled, in addition to his salary from the Advisor, to receive a bonus based upon a portion of the Advisor's profits, including any profit from a sale of the Advisor. Mr. Ricci, a Vice President of the Trust, is also an employee of the Advisor. The business address of Hyperion Partners and Hyperion Ventures is 50 Charles Lindbergh Boulevard, Suite 500, Uniondale, New York 11553.

     The Advisor provides advisory services to several other registered investment companies and one offshore fund, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in mortgage-backed securities and asset-backed securities, and in the use of hedging techniques. Lewis S. Ranieri, Chairman of the Advisor and a Director of the Trust, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Kenneth C. Weiss, Chairman of the Trust and the President and Chief Executive Officer of the Advisor, was a Director of First Boston Asset Management and was a Director of First Boston Corporation. Louis C. Lucido, Managing Director and Chief Operating Officer of the Advisor and President and Acting Treasurer of the Trust, was Senior Vice President and Director of Progressive Capital Management. Mr. Clifford E. Lai, Chief Investment Officer of the Advisor and Senior Vice President of the Trust, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management.

INVESTMENT ADVISORY AGREEMENT

     The Advisory Agreement was approved by Hyperion Capital Management, Inc., as the Trust's initial shareholder, on October 22, 1992 and by the Board of Directors, including a majority of the directors who are not parties to the agreement or interested persons of such party (as such term is defined in the 1940 Act) (the "Disinterested Directors"), on October 20, 1992. The Advisory Agreement was approved by the shareholders at the initial Annual Meeting of Shareholders held on September 29, 1993. At that meeting, the Stockholders approved the continuance of the Advisory Agreement. The Advisory Agreement provides that it shall continue from year to year, but only so long as such continuation is specifically approved at least annually by both (1) a vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Trust (as provided in the 1940 Act) and (2) the vote of a majority of the directors who are not parties to the Advisory Agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Board of Directors will consider continuation of the Advisory Agreement until October 1, 1996 at a meeting scheduled to be held on September 19, 1995.

     The Advisory Agreement may be terminated at any time without the payment of any penalty, upon the vote of a majority of the Board of Directors or a majority of the outstanding voting securities of the Trust or by the Advisor, on 60 days' written notice by either party to the other. The Agreement will terminate automatically in the event of its assignment (as such term is defined in the 1940 Act and the rules thereunder).

     Pursuant to the Advisory Agreement, the Trust has retained the Advisor to manage the investment of the Trust's assets and to provide such investment research, advice and supervision, in conformity with the Trust's investment objective and policies, as may be necessary for the operations of the Trust.

     The Advisory Agreement provides, among other things, that the Advisor will bear all expenses of its employees and overhead incurred in connection with its duties under the Advisory Agreement, and will pay all salaries of the Trust's directors and officers who are affiliated persons (as such term is defined in the 1940 Act) of the Advisor. The Advisory Agreement provides that the Trust shall pay to the Advisor a monthly fee for its services which is equal to .50% per annum of the Trust's average weekly net assets (which, for purposes of determining the Advisor's fee, shall be the average weekly value of the total assets of the Trust, minus the sum of accrued liabilities (including accrued expenses) of the Trust and any declared but unpaid dividends on the Common Shares and any Preferred Shares (if such shares are issued in the future) and any accumulated dividends on any Preferred Shares (but without deducting the aggregate liquidation value of any Preferred Shares)). Investment advisory fees paid by the Trust to the Advisor during the last fiscal year of the Trust amounted to $2,443,947.

     In addition to the Advisory Agreement, the Trust has entered into an Administration Agreement with the Advisor pursuant to which the Advisor provides the Trust with administrative office facilities and performs administrative services necessary to the operation of the Trust, including maintaining certain books and records of the Trust and preparing reports and other documents required by federal, state and other applicable laws and regulations. For these services, the Trust pays a monthly fee at an annual rate of 0.17% of the first $100 million of the Trust's average weekly net assets, 0.145% of the next $150 million and 0.12% of any amounts above $250 million. The Advisor, in its capacity as Administrator, has entered into a Sub-Administration Agreement with Prudential Mutual Fund Management, Inc., an indirect, wholly-owned subsidiary of The Prudential Insurance Company of America, to which the Advisor delegates certain of its administrative responsibilities. For these services, the Advisor pays out of its own assets the fee to be paid to the Sub-Administrator, computed at the rate of 0.12% per annum of the first $100 million of the Trust's average weekly net assets, 0.10% of the next $150 million and 0.08% of any amounts above $250 million. Administration fees paid by the Trust to the Advisor during the last fiscal year of the Trust amounted to $674,050, of which $461,031 was paid by the Advisor to the Sub-Administrator.

INVESTMENT COMPANIES MANAGED BY HYPERION CAPITAL MANAGEMENT, INC.

     In addition to acting as advisor to the Trust, Hyperion Capital Management, Inc. acts as investment advisor to the following other investment companies at the indicated annual compensation.

                                                                                     APPROXIMATE NET
                                                                                        ASSETS AT
                                                                                         MAY 31,
          NAME OF FUND                         INVESTMENT ADVISORY FEE                    1995
          ------------                         -----------------------               ---------------
                                                                                      (IN MILLIONS)
The Hyperion Total Return
  Fund, Inc.*                      0.65% of the Fund's average weekly net assets        $   254.5
Hyperion 1999 Term Trust, Inc.     0.50% of the Trust's average weekly net assets           508.2
Hyperion 2002 Term Trust, Inc.     0.50% of the Trust's average weekly net assets           304.1
Hyperion 2005 Investment Grade
  Opportunity Term Trust, Inc.     0.65% of the Trust's average weekly net assets           191.5
Short Duration U.S. Government     0.35% of the Portfolio's average daily net
  Portfolio                        assets                                                    37.3

- ---------------

* The Advisor and The Hyperion Total Return Fund, Inc. (the "Fund") have entered into a sub-advisory agreement with Pacholder Associates, Inc., an Ohio corporation organized in 1983, to serve as an investment advisor with respect to a portion of this Fund's assets.

BROKERAGE COMMISSIONS

     Because it buys its portfolio securities in dealer markets, the Trust did not pay any brokerage commissions on its securities purchases during its last fiscal year. The Trust paid an aggregate of approximately $75,800 in futures and options commissions during the last fiscal year, all of which were paid to entities that are not affiliated with the Trust or the Advisor.

     The Advisor has discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and to select the markets in which such transactions are to be executed. The Advisory Agreement provides, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor is to seek the best combination of net price and execution for the Trust. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Trust, the Advisor will consider all factors it deems relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

     There are many instances when, in the judgment of the Advisor, more than one firm can offer comparable execution services. In selecting such firms, the Advisor is authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934). However, it is not the policy of the Advisor, absent special circumstances, to pay higher commissions to a firm because it has supplied such services. The Advisor is able to fulfill its obligations to furnish a continuous investment program to the Trust without receiving such information from brokers; however, it considers access to such information to be an important element of financial management. Although such information is considered useful, its value is not determinable, because it must be reviewed and assimilated by the Advisor, and does not reduce the normal research activities of the

Advisor in rendering advice under the Advisory Agreement. It is possible that the expenses of the Advisor could be materially increased if it attempted to purchase this type of information or generate it through its own staff. Any research benefits derived are available for all clients of the Advisor, and the Advisor may not use all research it receives from brokers and dealers in connection with the Trust.

COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Trust's officers and directors and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by the Trust and written representations from certain reporting persons that all applicable filing requirements for such persons had been complied with, the Trust believes that, during the fiscal year ended May 31, 1995, with the exception of a single Form 3 which was not timely filed by Mr. Ricci, Vice President of the Trust, all filing requirements applicable to the Trust's officers, directors, and greater than ten-percent beneficial owners were complied with.

LITIGATION

     During the months of October and November of 1993, several purported class action lawsuits were instituted against the Trust and its directors, officers and underwriters by certain shareholders of the Trust in the United States District Court, Southern District of New York. The plaintiffs in those actions generally alleged that the defendants made inadequate and misleading disclosure in the registration statement and prospectus for the Trust, in particular, as such disclosure relates to the nature and risks of "interest-only mortgage strip securities" and the Trust's investments in those instruments. A Pre-Trial Order of Consolidation dated December 27, 1993 consolidated these and other actions under the consolidated caption In re: Hyperion Securities Litigation, Master File No. 93-CIV-7179 (MBM). Pursuant to the terms of the Order of Consolidation, one consolidated amended complaint was served upon the Trust and the other defendants which superseded all other complaints previously filed. On April 8, 1994, the defendants requested that the Court dismiss the consolidated complaint. Pursuant to an order dated October 3, 1994, the Court stayed all discovery in the action except for certain limited document discovery. In November 1994, while the motion to dismiss was still pending, plaintiffs filed a second consolidated amended complaint. The allegations in the second consolidated amended complaint relate to the accuracy of the defendants' representations to investors about the Trust's investment objectives and the level and adequacy of the disclosure in the Prospectus for the Trust used in connection with its initial public offering. The defendants moved to dismiss the second consolidated amended complaint in December 1994. Pursuant to the Underwriting Agreement between the Trust and its underwriters, the Trust and the Advisor have jointly and severally agreed to indemnify the underwriters for their liabilities, losses and costs directly related to certain contents of the prospectus and registration statement of the Trust. The underwriters have provided notification to the Trust and the Advisor that they intend to exercise their rights of indemnification in the event that they are subject to liabilities, costs or losses that are covered by the indemnity. In addition, pursuant to the Investment Advisory Agreement between the Trust and the Advisor, the Advisor is indemnified for all of its liabilities, losses and costs in connection with any matter involving the Trust, except for actions relating to the gross negligence, willful malfeasance or fraud of the Advisor.

     On July 14, 1995, the second consolidated amended complaint was dismissed without leave to replead by U.S. District Court Judge Michael B. Mukasey, United States District Court, Southern District of New York.

     At this time the plaintiffs have not indicated whether they will attempt to challenge the Court's decision.

                                 OTHER BUSINESS

     The Board of Directors of the Trust does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                   PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

     All proposals by stockholders of the Trust that are intended to be presented at the Trust's next Annual Meeting of Stockholders to be held in 1996 must be received by the Trust for inclusion in the Trust's proxy statement and proxy relating to that meeting no later than April 15, 1996.

                         EXPENSES OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing material in connection with this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Trust, Hyperion Capital Management, Inc., Prudential Mutual Fund Management, Inc., or Shareholder Communications Corp., paid solicitors for the Trust, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be nominal. The Trust's agreement with Shareholder Communications Corp. provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Trust for out-of-pocket expenses incurred in this connection.

July 28, 1995

                         HYPERION 1997 TERM TRUST, INC.

              THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS.

The undersigned hereby appoints LEWIS S. RANIERI, KENNETH C. WEISS, LOUIS C. LUCIDO and PATRICIA A. SLOAN, and each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Hyperion 1997 Term Trust, Inc. (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Trust to be held at The Drake Hotel, 440 Park Avenue, New York, New York 10022, on Tuesday, October 17, 1995 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power of authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This Proxy, if properly executed, will be voted in the manner directed by the stockholder, if no direction is made, this Proxy will be voted FOR election of the nominees as Directors in Proposal 1 and FOR Proposal 2. Please refer to the Proxy Statement for a discussion of the Proposals.

        PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on the Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?
________________________________            ___________________________________

________________________________            ___________________________________

________________________________            ___________________________________

/X/ PLEASE MARK VOTES AS
    IN THIS EXAMPLE
                                                   For All
 1) Election of Directors:      For     Withhold   Except
                                / /        / /       / /
                        Class II
           Kenneth C. Weiss, Lewis S. Ranieri
                and Patricia A. Sloan

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR
NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE
THROUGH THE NOMINEE(S) NAME. YOUR SHARES WILL BE VOTED
FOR THE REMAINING NOMINEE(S).


 2) Ratification or rejection of the                 For    Against    Abstain
    selection of independent accountants             / /      / /        / /
    (a vote "For" is a vote for ratification).


I plan to attend the Annual Meeting of                    Yes        No
Stockholders on October 17, 1995.                         / /        / /

Mark box at right if comments or address                             / /
change have been noted on the reverse side of this card.


Please be sure to sign and date this Proxy.

Date_______________________________________


___________________________________________
Signature(s), (Title(s), if applicable)


RECORD DATE SHARES: